UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event report):      April 27, 2021

Severn Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Westgate Circle, Suite 200 Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if change since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SVBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective on April 27, 2021, the Board of Directors of Severn Bancorp, Inc. (the “Company”) amended the Company’s Bylaws (Article II, Section 2) to allow the Board of Directors to choose the date to hold an annual meeting of shareholders. This bylaw amendment will allow the Company to conduct annual meetings of shareholders no later than one year after the end of its fiscal year as permitted by Nasdaq Continued Listing Standards. The Amended and Restated Bylaws of the Company are filed hereto as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

3.2	Amended and Restated Bylaws of Severn Bancorp, Inc., dated as of April 27, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: April 30, 2021	By:	/s/Vance W. Adkins
Vance W. Adkins
Executive Vice President & Chief Financial Officer